SUPPLEMENT TO PROXY STATEMENT/PROSPECTUS

Community Bank System, Inc. (“Community Bank System”) and Oneida Financial Corp. (“Oneida Financial”) have made the following supplemental disclosures to the Proxy Statement/Prospectus, dated May 6, 2015, in connection with the settlements of: (i) Paul Parshall v. Richard B. Myers, et al (Index No. CA2015-000577), pending before the New York Supreme Court, Oneida County; (ii) John Solak v. Richard B. Myers, et al (Index No. CA2015-000684), pending before the New York Supreme Court, Oneida County and (iii) Linda Colvin v. Oneida Financial Corp., et al, pending before the Circuit Court for Baltimore City, Maryland (collectively, the “Plaintiffs”). The parties have contemporaneously entered into a memorandum of understanding to settle the lawsuit. Pursuant to the settlement, Community Bank System and Oneida Financial have agreed to provide the additional information set forth below. This supplemental information should be read in conjunction with the Proxy Statement/Prospectus and the documents incorporated therein.

This supplement to the Proxy Statement/Prospectus is dated June 10, 2015.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 giving Oneida Financial’s and Community Bank System’s expectations or predictions of future financial or business performance or conditions. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “prospects” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could” or “may,” or by variations of such words or by similar expressions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made and we assume no duty to update forward-looking statements. Actual results may differ materially from current projections.

In addition to risk factors previously disclosed in Oneida Financial’s and Community Bank System’s reports filed with the U.S. Securities and Exchange Commission and those identified elsewhere in this document, the following factors among others, could cause actual results to differ materially from forward-looking statements or historical performance: the ability to obtain, or delays in obtaining, regulatory approvals and to meet other closing conditions to the merger, including approval by Oneida Financial’s stockholders; delay in closing the merger; business disruption following the merger; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with the proposed merger; changes in asset quality and credit risk; changes in interest rates and capital markets; and changes in legislation or regulatory requirements.

SETTLEMENT OF LITIGATION

On June 10, 2015, Plaintiffs, individually and on behalf of a putative class of all others similarly situated, and defendants Richard B. Myers, Patricia D. Caprio, Michael R. Kallet, Ralph L. Stevens, Frank O. White Jr., Daniel L. Maneen, Nancy E. Ryan, John E. Haskell, Rodney D. Kent, Gerald N. Volk, John A. Wight and Eric E. Stickels (the “Individual Director Defendants”), Oneida Financial and Community Bank System entered into a Memorandum of Understanding (the “MOU”) with the Plaintiffs regarding the settlement of the putative class actions captioned Paul Parshall v. Richard B. Myers, et al and John Solak v. Richard B. Myers, et al, each pending before the New York Supreme Court, Oneida County (the “New York Court”), and Linda Colvin v. Oneida Financial Corp., et al (collectively, the “Actions”), pending before the Circuit Court for Baltimore City, Maryland (the “Maryland Court,” and together with the New York Court, the “Courts”).  The Actions were filed in response to the announcement that Oneida Financial and Community Bank System had entered into an Agreement and Plan of Merger, dated as of February 24, 2015 (the “Merger Agreement”) wherein Oneida Financial will merge with and into Community Bank System.

Under the terms of the MOU, Oneida Financial, Community Bank System, the Individual Director Defendants, and the Plaintiffs have reached an agreement in principle to settle the lawsuit and to release the defendants from all claims in the Actions relating to the merger, subject to the approval of the New York Court and Maryland Court, as applicable. If the Courts approve the settlement contemplated by the MOU, the Actions will be dismissed with prejudice.

The settlement of the Actions will not affect the merger consideration to be paid to Oneida Financial stockholders in connection with the proposed merger or the timing of the special meeting of Oneida Financial stockholders, scheduled for June 17, 2015 in Oneida, New York, to vote upon a proposal to adopt and approve the Merger Agreement.

Oneida Financial, Community Bank System and the Individual Director Defendants deny all of the allegations in the Actions and believe the disclosures in the Proxy Statement/Prospectus are adequate under the law. Nevertheless, Oneida Financial, Community Bank System and the Individual Director Defendants have agreed to settle the Actions in order to avoid the costs, disruption, and distraction of further litigation.

SUPPLEMENTAL DISCLOSURES

The following disclosure amends and restates the last paragraph in the Section captioned “Background of the Merger” on page 32 of the Proxy Statement/Prospectus.

Following extensive discussion and after considering the foregoing and the proposed terms and conditions of the transaction documents, including the fact that 60% of the merger consideration would be in stock of Community Bank System which would allow Oneida Financial stockholders to participate in the future performance of the combined company, and taking into consideration the similarities between Community Bank System’s business model and corporate culture with those of Oneida Financial, as well as the factors described under “ — Oneida Financial’s Reasons for the Merger; Recommendation of the Oneida Financial Board of Directors,” the board of directors, having determined that the terms of the proposed Merger Agreement and the transactions contemplated thereby, including the Merger, were advisable to and in the best interests of Oneida Financial and its stockholders, unanimously approved the Merger Agreement. The board authorized Mr. Kallet to execute and deliver the Merger Agreement on behalf of Oneida Financial, and further authorized him, with the assistance of counsel, to make such changes to the definitive Merger Agreement, provided that any such changes do not materially affect the significant terms of the Merger Agreement. The board also authorized the proper officers to take such steps that are necessary or appropriate to consummate the Merger, including preparing documents and applications to be filed with the necessary banking regulators to obtain regulatory approval, submitting the Merger and the Merger Agreement for consideration by Oneida Financial’s stockholders, and holding the meeting of stockholders to approve the Merger. The board also unanimously recommended that stockholders vote in favor of the approval of the Merger Agreement and the transactions contemplated thereby, including the Merger.

The following disclosure supplements the last paragraph in the Section captioned “Background of the Merger” on page 33 of the Proxy Statement/Prospectus.

No other companies contacted Oneida Financial management about acquiring Oneida Financial within the five months prior to the execution of the Merger Agreement on February 24, 2015.

The following disclosure supplements the tables in the subsection captioned “Selected Companies Analysis – Oneida” on page 42 of the Proxy Statement/Prospectus.

Below are the low and high of selected information reviewed by KBW concerning either the financial condition or market performance of the selected companies in Oneida Financial’s “size peer” group (excluding the impact of the LTM EPS multiple for Severn Bancorp, Inc. considered to be not meaningful because it was greater than 30.0x):

	Oneida Financial “Size Peer” Group
	Low		High
LTM Net Interest Margin	3.15%		4.53%
LTM Fee Income/Revenue Ratio	4.6%		29.4%
LTM Efficiency Ratio	47.1%		88.3%
Loans/Deposits	75.3%		118.3%
Nonperforming Assets/Loans + OREO	0.48%		11.85%
Stock Price/Book Value Per Share	0.59	x	1.24	x
Stock Price/Tangible Book Value Per Share	0.68	x	1.24	x
Stock Price/LTM EPS	8.8	x	22.8	x
Stock Price/2015 Est. EPS(1)	11.3	x	21.1	x
Stock Price/2016 Est. EPS(2)	9.5	x	20.9	x
Dividend Yield(3)	0.0%		4.2%
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(1)
Estimated 2015 EPS data was not publicly available for AmeriServ Financial, Inc., ACNB Corporation, Unity Bancorp, Inc., 1stConstitution Bancorp, CB Financial Services, Inc., Parke Bancorp, Inc., Two River Bancorp, Severn Bancorp, Inc., Mid Penn Bancorp, Inc., Royal Bancshares of Pennsylvania, Inc., Norwood Financial Corp. and Stewardship Financial Corporation.

(2)
Estimated 2016 EPS data was not publicly available for AmeriServ Financial, Inc., ACNB Corporation, Unity Bancorp, Inc., 1stConstitution Bancorp, CB Financial Services, Inc., Parke Bancorp, Inc., Two River Bancorp, Severn Bancorp, Inc., Mid Penn Bancorp, Inc., Royal Bancshares of Pennsylvania, Inc., Norwood Financial Corp. and Stewardship Financial Corporation.

(3)	Dividend payout and yield calculated using current dividend annualized excluding special dividends.

The following disclosure amends and restates the last paragraph beginning on page 45 of the Proxy Statement/Prospectus in the subsection captioned “Discounted Cash Flow Analysis.”

Discounted Cash Flow Analysis.  KBW performed a discounted cash flow analysis of Oneida Financial to estimate ranges for the implied equity value of Oneida Financial. In this analysis, KBW used financial forecasts and projections relating to the net income and assets of Oneida Financial prepared by and provided to KBW by Oneida Financial management, and assumed discount rates ranging from 12.0% to 15.0%. In connection with the discounted cash flow analysis, the range of discount rates of 12% to 15% was derived using a capital asset pricing model implied cost of capital calculation. The ranges of values were derived by adding (i) the present value of the estimated free cash flows that Oneida Financial could generate over the five-year period from 2015 to 2019 as a standalone company, and (ii) the present value of Oneida Financial’s implied terminal value at the end of such period. KBW assumed that Oneida Financial would maintain a tangible common equity to tangible assets ratio of 8.0% and would retain sufficient earnings to maintain that level. Estimated free cash flows were calculated generally as any portion of estimated earnings in excess of the retained amount assumed.  In calculating the terminal value of Oneida Financial, KBW applied a range of 12.0x to 16.0x estimated 2020 net income. This discounted cash flow analysis resulted in a range of implied values per share of Oneida Financial common stock of $11.52 per share to $15.70 per share.

The following disclosure supplements the tables in the subsection captioned “Selected Companies Analysis – Community Bank System” on pages 46-47 of the Proxy Statement/Prospectus.

Below are the low and high of selected information reviewed by KBW concerning either the financial condition or market performance of the selected companies in Community Bank System’s “peer” group (excluding the impact of the LTM EPS multiple for Bancorp, Inc. considered to be not meaningful because it was negative):

	Community Bank System Peer Group
	Low		High
Stock Price/Book Value Per Share	0.95	x	1.99	x
Stock Price/Tangible Book Value Per Share	0.97	x	2.49	x
Stock Price/LTM EPS	11.4	x	19.8	x
Stock Price/2015 Est. EPS	11.5	x	17.3	x
Stock Price/2016 Est. EPS	10.4	x	14.6	x
Dividend Yield(1)	0.0%		4.6%
Tangible Common Equity/Tangible Assets	6.41%		10.14%
Nonperforming Assets/Loans + OREO	0.43%		1.58%
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(1)	Dividend payout and yield calculated using current dividend annualized excluding special dividends.

The following disclosure supplements the table in the Section captioned “Certain Prospective Financial Information Provided by Oneida Financial” on page 48 of the Proxy Statement/Prospectus.

	As of and for the Year Ended December 31,
	2015	2016	2017	2018	2019
Book Value Per Share	$13.90	$14.36	$14.83	$15.40	$15.98
Tangible Book Value Per Share	10.20	10.68	11.19	11.78	12.40
Tangible Common Equity/Tangible Assets	8.89%	9.08%	9.29%	9.56%	9.83%